Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form S-1 of Lantics Corp. (the “Company”) of our report dated February 24, 2026 relating to the financial statements of the Company for the period from October 7, 2025 (inception) through December 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Valley Stream, New York

April 14, 2026